Exhibit 10.34
FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This Fourth Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) dated as of January 7, 2021, is by and between UNIVERSAL ELECTRONICS INC., a corporation organized under the laws of the State of Delaware (the “Borrower”), the lenders party hereto (each a “Lender” and, collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated as of October 27, 2017, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 4, 2018, and as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of December 21, 2018, and as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of November 1, 2019 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”).

B. The Borrower has requested that the Lenders and the Administrative Agent make certain amendments to the Credit Agreement and the Required Lenders and the Administrative Agent are willing to do so, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the Borrower, the Required Lenders and the Administrative Agent agree as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1 Definitions.

(a) Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Facility Termination Date” to read in its entirety as follows:

“Facility Termination Date” means November 1, 2022 or any earlier date on which the Aggregate Revolving     Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

(b) Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Swing Line Sublimit” to read in its entirety as follows:

“Swing Line Sublimit” means $0.

(c) Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Type” to read in its entirety as follows:

“Type” means, with respect to any Advance, its nature as a Base Rate Advance, a Eurocurrency Advance or a Daily Reset Advance and with respect to any Loan, its nature as a Base Rate Loan, a Eurocurrency Loan or a Daily Reset Loan.

(d) Section 1.1 of the Credit Agreement is amended by inserting the additional defined terms in their applicable alphabetical position in Section 1.1:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (v) of Section 3.3(b).

“Benchmark” means, initially, the Eurocurrency Base Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Base Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 3.3(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment ;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment ;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Borrowing” the definition of “Eurocurrency Advance,” the definition of “Daily Reset Loan,” the definition of “Daily Reset Advance,” the definition of “Swing Line Rate,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such Term SOFR Notice from the Borrower; or

(4) in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Reset Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Swing Line Rate.

“Daily Reset Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Swing Line Rate.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is the Eurocurrency Base Rate, the occurrence of:

(1) a notification by the Administrative Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as the then-current benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Eurocurrency Base Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurocurrency Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR” means the London interbank offered rate.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurocurrency Base Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Eurocurrency Base Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time), or in the case of an update to such rate by the SOFR Administrator, at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent at any time, in its sole discretion, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.3(b) that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(e) A new Section 1.5 is inserted into the Credit Agreement to read in its entirety as follows:

“1.5 LIBOR Notification. The interest rate on Eurocurrency Advances and Daily Reset Advances is determined by reference to the Eurocurrency Base Rate and Swing Line Rate, respectively, which is derived from LIBOR. Section 3.3(b) provides a mechanism for (a) determining an alternative rate of interest if LIBOR is no longer available or in the other circumstances set forth in Section 3.3(b), and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of Eurocurrency Base Rate and Swing Line Rate, as applicable, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.3(b), will have the same value as, or be economically equivalent to, the Eurocurrency Base Rate or the Swing Line Rate, as applicable.”

2.2 The Credits.

(a) Section 2.3 is amended and restated to read in its entirety as follows:

2.3. Ratable Loans; Types of Advances. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares. The Advances may be Base Rate Advances, Eurocurrency Advances, Daily Reset Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4

(b) Section 2.7 is amended by adding the following sentence to the end thereof:

“The Borrower may from time to time pay, without penalty or premium, all outstanding Daily Reset Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $100,000 and incremental amounts in integral multiples of $100,000 (or the aggregate amount of the outstanding Daily Reset Loans at such time), any portion of the aggregate outstanding Daily Reset Advances (other than Swing Line Loans) upon same day notice by 10:00 a.m. (Pacific Standard Time) to the Administrative Agent.”

(c) The first paragraph of Section 2.8 is amended and restated to read in its entirety as follows:

“2.8 Method of Selecting Types and Interest Periods for New Revolving Advances. The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D (a “Borrowing Notice”) not later than 10:00 a.m. (Pacific Standard Time) on the Borrowing Date of each Base Rate Revolving Advance (other than a Swing Line Loan) and each Daily Reset Advance, and two (2) Business Days before the Borrowing Date for each Eurocurrency Revolving Advance, specifying:”

(d) The first paragraph of Section 2.9 is amended and restated to read in its entirety as follows:

“2.9    Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Daily Reset Advances (other than Swing Line Loans) shall continue as Daily Reset Advances unless and until such Daily Reset Advances are converted into Eurocurrency Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurocurrency Advance denominated in Dollars shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Base Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7, (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Daily Reset Advance, or (z) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance (other than a Swing Line Loan) or a Daily Reset Advance (other than a Swing Line Loan) into a Eurocurrency Advance. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D-2 (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Advance or Daily Reset Advance into a Eurocurrency Advance, conversion of a Eurocurrency Advance to a Base Rate Advance, conversion of a Eurocurrency Advance to a Daily Reset Advance, or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Pacific Standard Time) at least two (2) Business Days prior to the date of the requested conversion or continuation, specifying:”

(e) Section 2.10 is amended and restated by adding the following sentence to the end thereof:

“Each Daily Reset Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Daily Reset Loan is made to but excluding the date it is paid, at a rate per annum equal to the Swing Line Rate for such day; provided, that if a Daily Reset Advance is due as a result of an Event of Default or is otherwise outstanding during the continuance of an Event of Default, the Swing Line Rate shall continue to apply thereto plus such other amounts as required under Section 2.11. Changes in the rate of interest on that portion of any Advance maintained as a Daily Reset Advance will take effect simultaneously with each change in the Alternate Base Rate.”

(f) Section 2.15 is amended by amending and restating the first sentence thereof to read in its entirety as follows:

“Interest accrued on each Base Rate Advance, each Daily Reset Advance, and each Swing Line Loan shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the date hereof and at maturity.”

(g) Section 2.20 is amended by replacing the term “Base Rate Advances” as used therein, with “Base Rate Advances or Daily Reset Advances”.

(h) Exhibit D-1 is amended and restated as set forth on Annex A to this Amendment.

(i) Exhibit D-2 is amended and restated as set forth on Annex B to this Amendment.

(j) Schedule 1 is amended by replacing the term “Eurocurrency Rate” with “Eurocurrency Rate or Swing Line Rate”.

2.3 Yield Protection; Taxes.

(a) Section 3.3 of the Credit Agreement is amended and restated to read in its entirety as follows:

“3.3 Availability of Types of Borrowings; Adequacy of Interest Rate.

(a) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:

(i) deposits of a type and maturity appropriate to match fund Eurocurrency Loans or Daily Reset Loans are not     available to such Lenders in the relevant market, or

(ii) the interest rate applicable to Eurocurrency Loans or Daily Reset Loans, for any requested Interest Period, is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Loans or Daily Reset Loans, then the Administrative Agent shall suspend the availability of Eurocurrency Loans and Daily Reset Loans and require any affected Eurocurrency Loans and Daily Reset Loans to be repaid or converted to Base Rate Borrowings.

(b) Benchmark Replacement.

(i) Benchmark Transition Event; Early Opt-in Election. Notwithstanding anything to the contrary herein or in any other Loan Document shall be deemed not to be a “Loan Document” for purposes of this Section 3.3(b), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (b)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(iii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).

(v) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Eurocurrency Base Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 10.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.3(b), the Borrower may revoke any request for a Eurocurrency Loan, or any request for the conversion or continuation of a Eurocurrency Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Advance or conversion to a Base Rate Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.”

Section 3. Conditions and Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions:

3.1 The Borrower shall have duly executed and delivered to the Administrative Agent this Amendment.

3.2 The Borrower shall have satisfied any other conditions as specified by the Administrative Agent, including payment of all unpaid legal fees and expenses incurred by the Administrative Agent through the date of this Amendment in connection with the Credit Agreement.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

4.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Required Lenders.

4.2 Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper company action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s articles of organization, Bylaws or any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Secured Party (as defined in that certain Amendment to Security Agreement dated as of October 27, 2017, by and between the Borrower and the Administrative Agent (the “Security Agreement”)). The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any entity, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Administrative Agent. The Borrower represents and warrants that this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

4.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Borrower’s obligations under the Credit Agreement as amended by this Amendment.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders, the Administrative Agent and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Secured Party that the Borrower’s obligations under the Credit Agreement, as amended by this Amendment, are and continue to be secured by the security interest granted by the Borrower in favor of the Secured Party under the Security Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8. Successors. This Amendment shall be binding upon the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

Section 9. Legal Expenses. As provided in Section 9.6 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the

Administrative Agent and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Administrative Agent harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement. Notwithstanding the foregoing, the Administrative Agent agrees that it will not seek reimbursement from the Borrower for more than $10,000 of legal expenses in connection with the drafting and preparation of this Amendment.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment may execute any such agreement by executing a counterpart of such agreement.

Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

UNIVERSAL ELECTRONICS INC.

By: /s/ Bryan M. Hackworth

Name: Bryan M. Hackworth

Title: Sr. Vice President and CFO

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ Andrew Williams

Name: Andrew Williams

Title: Vice President

[Signature Page to Fourth Amendment to Second A&R Credit Agreement]

Annex A to Amendment

Restated Form of Borrowing Notice (Exhibit D-1)

See attached.

EXHIBIT D-1

FORM OF BORROWING NOTICE

TO: U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under that certain Second Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of October 27, 2017 by and among Universal Electronics Inc. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned Borrower hereby gives to the Administrative Agent a request for borrowing pursuant to Section 2.8 of the Credit Agreement, and the Borrower hereby requests to borrow on [_______________], 20[__] (the “Borrowing Date”):

(a) from the Lenders, on a pro rata basis, an aggregate principal amount of $[___________] in Revolving Loans as:

1. a Base Rate Advance (in Dollars)

2. a Daily Reset Advance (in Dollars)

3. a Eurocurrency Advance with the following characteristics:

Interest Period of [_______] month(s)

(b) from the Swing Line Lender, a Swing Line Loan (in Dollars) of $[____________] bearing interest at:

1. Base Rate

2. Mutually agreed interest rate of ____% per annum

The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties contained in Article V of the Credit Agreement are (a) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (b) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; (ii) at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.

Dated: [_______________], 20[__]
UNIVERSAL ELECTRONICS INC.

By: _________________________
Name: Title:

Annex B to Amendment

Restated Form of Conversion/Continuation Notice (Exhibit D-2)

See attached.

EXHIBIT D-2

FORM OF CONVERSION/CONTINUATION NOTICE(1)

TO: U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under that certain Second Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of October 27, 2017 by and among Universal Electronics Inc. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.9 of the Credit Agreement, the undersigned Borrower hereby requests to [continue] [convert]the interest rate on a portion of its Loan in the outstanding principal amount of $[____________] on [_______________], 20[__] as follows:

to convert such Eurocurrency Advance to a Base Rate Advance of the same type as of the last day of the current Interest Period for such Eurocurrency Advance to convert such Eurocurrency Advance to a Daily Reset Advance of the same type as of the last day of the current Interest Period for such Eurocurrency Advance.

to convert such Base Rate Advance to a Daily Reset Advance.

to convert such Base Rate Advance to a Eurocurrency Advance with an Interest Period of [_______] month(s).

to convert such Daily Reset Rate Advance to a Base Rate Advance.

to convert such Base Rate Advance to a Eurocurrency Advance with an Interest Period of [_______] month(s).

to continue such Eurocurrency Advance on the last day of its current Interest Period as a Eurocurrency Advance of the same type with an Interest Period of [_______] month(s).

The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties contained in Article V of the Credit Agreement are (a) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (b) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; (ii) the Borrower is in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of the [continuation] [conversion] contemplated hereby; and (iii) all other relevant conditions set forth in Section 4.2

(1) Such Conversion/Continuation Notice to be delivered not later than 10:00 a.m. (Pacific Standard Time) at least two (2) Business Days prior to the date of the requested conversion or continuation.